UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007 (August 30, 2007)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Suite 2100 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
James R. “Rod” Clark, President and Chief Operating Officer, of Baker Hughes Incorporated (the “Company”) has decided to retire from the Company on January 31, 2008. In connection with his retirement, the Company has entered into a letter agreement (“Letter Agreement”) with Mr. Clark to, among other things and in addition to his retirement benefits, retain his services as a consultant for one year for a consulting fee of $57,916.66 and to accelerate the vesting of certain of Mr. Clark’s restricted stock awards.
On August 30, 2007 Baker Hughes Incorporated (the “Company”) issued a news release announcing that Mr. Clark has decided to retire from the Company on January 31, 2008, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is filed with this Form 8-K as Exhibit 10.1, which is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.
On August 30, 2007, the Company issued a news release, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Letter Agreement between Baker Hughes Incorporated and James R. Clark dated August 30, 2007.

99.1	News Release of Baker Hughes Incorporated dated August 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: August 31, 2007	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Baker Hughes Incorporated and James R. Clark dated August 30, 2007.

99.1	News Release dated August 30, 2007.